EXHIBIT D5



                                  Certificate

                                      No.

                                   For Shares
                                   Issued to



                                      Dated

                              FROM WHOM TRANSFERRED

                                      Dated
                  No. Original     No. Original     No. of Shares
                   Certificate        Shares         Transferred

                            Received Certificate No.

                                   For Shares
                                   this day of


                         INCORPORATED UNDER THE LAWS OF
                             The State of Maryland

                        THE NEW AMERICA HIGH INCOME FUND
             The Corporation is authorized to issue 2,400 shares of
                          Auction Term Preferred Stock
                                    Series D

                                 $1.00 Par Value

                               CUSIP NO. 641876701

This Certifies that Cede & Co. is the owner of Two Thousand Four Hundred (2,400) fully paid and non-assessable Shares of the Auction Term Preferred Stock Series D

                        The New America High Income Fund

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto
affixed this     day of         A.D.

Bankers Trust Company

By: ____________________________
     Authorized  Signature

Secretary                              Vice President

RESTRICTION ON TRANSFER

This certificate is issued subject to the provisions restricting transfers of shares of Series D Auction Term Preferred Stock contained in the Articles Supplementary, as amended and restated, establishing the Series D Auction Term Preferred Stock of the Corporation. A copy of the Articles Supplementary establishing the Series D Auction Term Preferred Stock setting forth the restrictions on transfer will be furnished to the stockholder upon request and without charge.

STATEMENT OF PREFERENCES, LIMITATIONS AND RIGHTS

The Corporation is authorized to issue multiple classes and series of stock, including Common Stock and Auction Term Preferred Stock Series A, Series B, Series C and Series D. The Corporation will furnish a full statement or summary of the designations, preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of each class and series of stock which the Corporation is authorized to issue to the stockholder upon request and without charge.

Certificate for __________ shares of Capital Stock issued to __________ dated __________

For Value Received,     hereby sell, assign  and transfer

unto _____________________________________________________

___________________________________________________ Shares

of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

___________________________________________________________
to transfer the said Stock on the books of the within named
Corporation with full power of substitution in the premises.

Dated____________________19_____
     In presence of

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER